[GRAPHIC OMITTED]
                                                        Gabelli Asset Management
One Corporate Center
Rye, NY 10580-1435
Tel. (914) 921-5146
Fax (914) 921-5392
www.gabelli.com


For Immediate Release:                          Contact:  Investor Relations
                                                          Department

                                                          (914) 921-5146
                                                          For further
                                                          information
                                                          please visit
                                                          our website at:
                                                          www.gabelli.com


            Gabelli Reports 2002 Fourth Quarter and Full Year Results
                            Net Cash of $14 per share


         Rye, New York, January 30, 2003 - Gabelli Asset Management Inc. (NYSE:
GBL) today reported its results for the fourth quarter and full year ended December 31, 2002.

Fourth Quarter and Full Year

      Revenues were $47.2 million for the fourth quarter of 2002 down 10.8% from revenues of $52.9 million generated in the fourth quarter of 2001. Operating income for the quarter was $21.9 million compared to $27.7 million in the fourth quarter of 2001, a decline of 20.9%. Net income was $12.5 million or $0.41 per diluted share in the fourth quarter of 2002 versus to $15.4 million or $0.51 per diluted share in the prior year's quarter.

      For the year ended December 31, 2002, revenues were $210.0 million, down 6.4% from the revenues of $224.4 million reported in 2001. Operating income was $99.2 million in 2002 compared to $104.8 million in the prior year. Net income was $53.3 million or $1.76 per diluted share in 2002 versus $61.1 million or $2.03 per diluted share in 2001. Average diluted shares outstanding for the full year ended December 31, 2002 were 30.3 million versus 30.8 million for the year 2001. There were 29,881,222 shares outstanding at December 31, 2002 versus 29,827,904 shares outstanding at December 31, 2001.

Financial Results

      Assets under management were $21.2 billion at December 31, 2002, up about 5%, versus $20.2 billion at September 30, 2002 and down 14.2% from $24.8 billion at December 31, 2001. Average assets under management were $22.4 billion in the fourth quarter of 2002, down 1.8% from $22.8 billion in the third quarter of 2002 and down 6.3% from $23.8 billion in the fourth quarter of 2001. Results for 2002 were reduced by the overall decline in the equity markets with the Standard & Poor's 500, Russell 2000 and Morgan Stanley World Index falling 22.10%, 20.48%, and 21.47%, respectively. For the full year 2002, our institutional and high-net-worth equity separate accounts and fixed income accounts had positive net cash flows while the equity mutual funds experienced a modest net cash outflow. Also, our acquisition of Woodland Partners, LLC in November 2002 added approximately $250 million in assets under management from institutional and high-net-worth clients.

      The decline in assets under management led to a 10.8% overall decline in revenues for the fourth quarter of 2002 versus the fourth quarter of 2001. Revenues from institutional and high-net-worth separate accounts rose $1.5 million or 9.5% overall in the fourth quarter of 2002 versus the 2001 quarter. Mutual fund investment advisory and 12b-1 distribution fees were lower, as average assets under management in open-end equity mutual funds declined 18.1% to $6.5 billion in the fourth quarter of 2002 from $8.0 billion in the fourth quarter of 2001.

      Commission revenues for our broker dealer, Gabelli and Company Inc., decreased $1.8 million or 36.7% during the fourth quarter of 2002 versus the 2001 quarter.

      Full year 2002 revenues were down 6.4% to $210.0 million as the increase in revenues from our institutional and high-net-worth business was more than offset by lower mutual fund advisory and distribution fees and lower commission revenues.

      Operating income declined 20.9% to $21.9 million in the fourth quarter of 2002 compared with $27.7 million in the 2001 quarter, both the result of lower revenues. Operating margins in the 2002 quarter were 46.5% compared to 52.4% in the fourth quarter of 2001, which benefited from a positive adjustment of $2.9 million.

      On a full year basis our operating income was $99.2 million, down 5.3% from $104.8 million in the prior year. Operating margins improved in 2002 to 47.2% versus 46.7% in 2001. Other operating expenses as a percentage of revenues declined to 14.5% in 2002 from 15.1% in 2001 through continued efforts to lower our overall cost structure.

      Interest expense, mostly reflecting the issuance of 6.95% mandatory convertible securities in February 2002, increased $0.5 million for the fourth quarter and $5.8 million for the full year 2002 versus the comparable periods in the prior year. Investment income, generated from more than $500 million in investments, totaled $3.5 million for the fourth quarter, exceeding the $3.2 million realized in the fourth quarter of 2001. For the year, our investments returned $8.1 million down from the $14.6 million realized in 2001. The year-to-year decline in investment income largely reflects the lower interest rates available on short-term funds. Expressed another way, the $12.4 million negative swing in "other income" in 2002 crimped reported results by $0.23 per share.

      The effective tax rate for 2002 was 37.6% versus 38.6% in 2001. Minority interest expense declined on a year-to-year basis, reflecting the increase in our ownership of Gabelli Securities, Inc. to 92% from 77% during the third quarter of 2001.

Financial Strength and Flexibility

      We continue to maintain a strong and liquid balance sheet. Cash and investments totaled over $518 million at December 31, 2002 versus $419 million at December 31, 2001. Our total debt of $100 million consists of a ten-year 6% convertible note. In addition we have $84.5 million of 6.95% mandatory convertible securities (NYSE: GBL.I) which will be exchanged for approximately just over two million Class A common shares in February 2005. Stockholders' equity, which does not include the $84.5 million in the mandatory convertible securities, was $321.8 million at December 31, 2002 compared with $275.3 million at December 31, 2001.

      We repurchased 327,329 shares of our Class A Common Stock during the fourth quarter for $9.3 million, bringing the total shares repurchased in 2002 to 547,526 shares at a total investment of $17.2 million. Since the inception of our stock repurchase program, we have repurchased 1,120,426 shares at an average cost of $25.19 per share. In December 2002, our Board of Directors authorized a $10 million increase in our stock repurchase program. There remains $14.4 million available under this program at December 31, 2002.

      The company also repurchased 8,100 shares of its mandatory convertible securities during the fourth quarter of 2002, bringing the total shares repurchased since May 2002 to 218,200 at a total investment of $4.8 million. The Board authorized an additional 300,000 shares to be repurchased under the program, bringing the total available to be repurchased to nearly 500,000 shares.

Investment, Business and Other Highlights:

      To date we have focused our acquisition strategy on identifying firms which help to lengthen our franchise and support our money management activities. Both Mathers (joined us in October 1999) and Comstock (acquired May
2000) provide our clients with non-market correlated investment products. Both have been successful in protecting their clients' assets in the severe market decline. The Comstock Capital Value Fund, in particular, generated annualized returns of 34.9% for its shareholders since being acquired in May 2000.

o On November 4, 2002, we announced the affiliation of Woodland Partners LLC (Woodland), a Minneapolis-based equity manager overseeing more than one quarter billion dollars for institutional, high-net-worth and mutual fund clients. Joining us from Woodland are managing partners Elizabeth M. Lilly, CFA and Richard W. Jensen, CFA. The acquisition of Woodland extends our franchise and research expertise in the small cap value sector.

o We announced the appointment of Henry Van der Eb, CFA, President of Gabelli Mathers Fund to oversee our non-market correlated mutual funds:
         Comstock, Mathers, Gold and ABC. The combined assets of these funds nearly doubled in 2002 to $673 million from $368 million at December 31, 2001, with $211 million generated by net new cash flows and $94 million from market appreciation:

         - Our Gabelli Gold Fund earned a return in excess of 87% during 2002 and won top honors from Lipper, Inc. among all gold funds for its five-year performance. Its average annual return for the three years ended December 31, 2002 was 25.8%.

         - The Comstock Capital Value Fund posted a 36% return in 2002. The Fund, which is positioned to profit in a major U.S. market decline, has received Morningstar Inc.'s coveted 5 Stars rating for its three-year performance.

         - The Gabelli ABC Fund seeks to achieve total returns by focusing on merger and arbitrage related investment strategies and has earned Morningstar Inc.'s prestigious 5 Stars overall rating.

         - The Gabelli Mathers Fund takes a contrarian approach to investing and has outperformed the S&P 500 by a cumulative 34.26% over the last three years ended December 31, 2002.

o Eleven Gabelli Mutual Funds, representing nearly 60% of our total rated fund assets, have earned Morningstar Inc.'s overall ratings of 5 and 4 Stars.

o The Gabelli Convertible and Income Securities Fund Inc., a closed-end diversified management investment company, raised $22 million in a heavily oversubscribed Rights Offering completed in December 2002.

o We continue to grow our Alternative Investment business according to plan by expanding into various client channels with two new joint ventures

         - Merrill Lynch Hedge Access - a program at the forefront of the retail hedge fund industry

         - GAM Gabelli Long/Short Fund (1940 Act Registered) - further broadening our 15 year relationship with Global Asset Management of London, a division of UBS Warburg

         We are pursuing similar growth initiatives into the new year.

o Our team of GAMCO account executives brought in over 200 new institutional and high-net-worth separate accounts during 2002, with assets totaling more than $600 million.

Outlook

         Insurance costs, stock option expense, the addition of over ten analysts to Gabelli & Company, Inc.'s Research Department, additions to our sales and management teams in Alternative Investments, and increased costs to distribute mutual fund products through no transaction fee broker dealer channels, all combine to present a challenge to our operating profits, independent of the influence of the stock market on our overall assets and revenue base.

         We are entering 2003 with strong performance in our absolute and relative benchmark investment products and a strengthened professional staff in research, portfolio administration and client service. This positions us to compete successfully in the expansion of the global investment management industry. In addition, the recovery in global merger and acquisition activity should allow our "other" income to show improved results, while our balance sheet provides us with flexibility to opportunistically add to our business.

         Investment landscapes like this are not new.













SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

Assets Under Management

         The company reported assets under management as follows:

 Table I:

                                                          Assets Under Management (in millions)
                                                          -------------------------------------

                                                               December 31                 %
                                                          2001            2002         Inc. (Dec.)
                                                          ----            ----         -----------
Mutual Funds:
   Open End                                            $  8,334        $  6,482          (22.2%)
   Closed End                                             1,831           1,609          (12.1)
   Fixed Income                                           1,790           1,977           10.4
                                                       --------        --------
Total Mutual Funds                                       11,955          10,068          (15.8)
                                                       --------        --------
Institutional & Separate Accounts:
   Equities                                              11,513           9,990          (13.2)
   Fixed Income
                                                            720             613          (14.9)
                                                       --------        --------
Total Institutional & Separate Accounts                  12,233          10,603          (13.3)
                                                       --------        --------
Alternative Investments                                     573             578            0.9
                                                       --------        --------
Total Assets Under Management                          $ 24,761        $ 21,249          (14.2)
                                                       ========         =======


Table II:

                                                              Fund Flows-4th Quarter 2002 (in millions)
                                                              -----------------------------------------

                                                                                         Market
                                                                        Net         Appreciation /
                                             September 30, 2002      Cash Flows     (Depreciation)     December 31, 2002
                                            ----------------------  --------------  -----------------  ------------------
Mutual Funds:
    Equities                                      $  7,715           $   (160)          $    536          $  8,091
    Fixed Income                                     1,988                (15)                 4             1,977
                                                  --------           --------           --------          --------
Total Mutual Funds                                   9,703               (175)               540            10,068
                                                  --------           --------           --------          --------
Institutional and Separate Accounts
    Equities                                         9,305                (25)               710             9,990
    Fixed Income                                       557                 53                  3               613
                                                  --------           --------           --------          --------
Total Institutional and Separate Accounts            9,862                 28                713            10,603
                                                  --------           --------           --------          --------
Alternative Investments                                625                (52)                 5               578
                                                  --------           --------           --------          --------
Total Assets Under Management                     $ 20,190           $   (199)          $  1,258          $ 21,249



                                                  Assets Under Management (in millions)
                                         ---------------------------------------------------------
Table III:                                                                                              % Increase/(decrease)
                                                12/01        3/02        6/02        9/02       12/02     9/02         12/01
                                                -----        ----        ----        ----       -----     ----         -----
Mutual Funds
   Open end                                    $ 8,334     $ 8,627     $ 7,353     $ 6,200     $ 6,482        4.5%     (22.2%)
   Closed end                                    1,831       1,850       1,735       1,515       1,609        6.2      (12.1)
   Fixed income                                  1,790       1,835       1,823       1,988       1,977       (0.6)      10.4
                                               -------     -------     -------     -------     -------
Total Mutual Funds                              11,955      12,312      10,911       9,703      10,068        3.8      (15.8)
                                               -------     -------     -------     -------     -------
Institutional & Separate Accounts:
   Equities                                     11,513      12,326      11,129       9,305       9,990        7.4      (13.2)
   Fixed Income                                    720         673         544         557         613       10.1      (14.9)
                                               -------     -------     -------     -------     -------
Total Institutional & Separate Accounts         12,233      12,999      11,673       9,862      10,603        7.5      (13.3)
                                               -------     -------     -------     -------     -------
Alternative Investments                            573         605         611         625         578       (7.5)       0.9
                                               -------     -------     -------     -------     -------
Total Assets Under Management                  $24,761     $25,916     $23,195     $20,190     $21,249        5.2      (14.2)
                                               =======     =======     =======     =======     =======



Table IV:

                          GABELLI ASSET MANAGEMENT INC.
              UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (in thousands, except per share data)




                                                               For the Three Months Ended          For the Twelve Months Ended
                                                                      December 31,                         December 31,
                                                                                      % Inc.                                 % Inc.
                                                           2001          2002         (Dec.)    2001           2002          (Dec.)
                                                           ----          ----         ------    ----           ----          ------

Revenues.............................................       $  52,932    $  47,205     (10.8)% $ 224,414    $ 209,959       (6.4%)
Expenses.............................................          25,190       25,271       0.3     119,641      110,764       (7.4)
                                                            ---------    ---------             ---------    ---------
Operating income.....................................          27,742       21,934     (20.9)    104,773       99,195       (5.3)

Investment income....................................           3,191        3,543      11.0      14,648        8,110      (44.6)

Interest expense.....................................          (2,546)      (3,006)     18.1      (6,174)     (11,977)      94.0
                                                            ---------    ---------             ---------    ---------
Other income (expense), net..........................             645          537     (16.7)      8,474       (3,867)    (145.6)
                                                            ---------    ---------             ---------    ---------
Income before management fee, income taxes and
minority interest....................................          28,387       22,471     (20.8)    113,247       95,328      (15.8)

   Management fee....................................           2,839        2,247                11,325        9,533
                                                            ---------    ---------             ---------    ---------
Income before income taxes and minority interesT.....          25,548       20,224               101,922       85,795
   Income taxes......................................           9,861        7,604                39,342       32,259
   Minority interest.................................             272          131                 1,482          224
                                                            ---------    ---------             ---------    ---------

  Net income.........................................       $  15,415    $  12,489     (19.0)  $  61,098    $  53,312      (12.7)
                                                            =========    =========             =========    =========

Net income per share:
Basic................................................       $    0.52    $    0.42     (19.2)  $    2.06    $    1.77      (14.1)
                                                            =========    =========             =========    =========
Diluted..............................................       $    0.51    $    0.41     (19.6)  $    2.03    $    1.76      (13.3)
                                                            =========    =========             =========    =========
Weighted average shares outstanding:
 Basic                                                         29,875       30,062       0.6      29,666       30,092        1.4
                                                            =========    =========             =========    =========
 Diluted                                                       32,182       30,204      (6.1)     30,783       30,302       (1.6)
                                                            =========    =========             =========    =========


Table V
                          Gabelli Asset Management Inc.
         Unaudited Quarterly Consolidated Condensed Statements of Income
                      (in thousands, except per share data)



                                                     2001                                                      2002
                             ------------------------------------------------------    ---------------------------------------------
                                  1st         2nd          3rd         4th                      1st          2nd          3rd
                                Quarter     Quarter       Quarter     Quarter      Total        Quarter      Quarter      Quarter
                                -------     -------       -------     -------      -----        -------      -------      -------
Income Statement Data:
Revenues                      $  58,344    $  57,017    $  56,121    $  52,932    $ 224,414    $  58,032    $  57,402    $  47,320


Expenses                         31,550       32,102       30,799       25,190      119,641       29,915       30,533       25,045
                              ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------

Operating income                 26,794       24,915       25,322       27,742      104,773       28,117       26,869       22,275


Investment income                 2,067        5,648        3,742        3,191       14,648        2,093        1,144        1,330

Interest expense                   (931)        (956)      (1,741)      (2,546)      (6,174)      (2,728)      (3,186)      (3,057)

Other income (expense), net       1,136        4,692        2,001          645        8,474         (635)      (2,042)      (1,727)
                              ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income before
   management fee,
   income taxes and
   minority interest             27,930       29,607       27,323       28,387      113,247       27,482       24,827       20,548

Management fee                    2,793        2,961        2,732        2,839       11,325        2,748        2,483        2,055
                              ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income before income
   taxes and  minority
   interest                      25,137       26,646       24,591       25,548      101,922       24,734       22,344       18,493

Income taxes                      9,703       10,285        9,493        9,861       39,342        9,300        8,401        6,954
Minority interest                   538          520          152          272        1,482           45            2           46
                              ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net income                    $  14,896    $  15,841    $  14,946    $  15,415    $  61,098    $  15,389    $  13,941    $  11,493
                              =========    =========    =========    =========    =========    =========    =========    =========


Net income per share:
    Basic                     $    0.50    $    0.54    $    0.50    $    0.52    $    2.06    $    0.51    $    0.46    $    0.38
                              =========    =========    =========    =========    =========    =========    =========    =========

    Diluted                   $    0.50    $    0.53    $    0.49    $    0.51    $    2.03    $    0.51    $    0.46    $    0.38
                              =========    =========    =========    =========    =========    =========    =========    =========

Weighted average shares
 outstanding:
    Basic                        29,507       29,527       29,748       29,875       29,666       29,941       30,222       30,141
                              =========    =========    =========    =========    =========    =========    =========    =========
    Diluted                      29,839       29,932       31,142       32,182       30,783       32,164       32,327       30,296
                              =========    =========    =========    =========    =========    =========    =========    =========

(Table V Continued
)

                                 2002
                                --------------------
                                4th
                                Quarter         Total
                                -------         -----
Income Statement Data:

Revenues                        $  47,205    $ 209,959


Expenses                           25,271      110,764
                                ---------    ---------

Operating income                   21,934       99,195


Investment income                   3,543        8,110

Interest expense                   (3,006)     (11,977)

Other income (expense), net           537       (3,867)
                                ---------    ---------
Income before
   management fee,
   income taxes and
   minority interest               22,471       95,328

Management fee                      2,247        9,533
                                ---------    ---------
Income before income
   taxes and  minority
   interest                        20,224       85,795

Income taxes                        7,604       32,259
Minority interest                     131          224
                                ---------    ---------

Net income                      $  12,489    $  53,312
                                =========    =========


Net income per share:
    Basic                       $    0.42    $    1.77
                                =========    =========

    Diluted                     $    0.41    $    1.76
                                =========    =========

Weighted average shares
 outstanding:
    Basic                          30,062       30,092
                                =========    =========
    Diluted                        30,204       30,302
                                =========    =========



Table VI

                          GABELLI ASSET MANAGEMENT INC.
            CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)


                                            December 31  December 31,
                                                2001        2002
                                                ----        ----
ASSETS                                                  (unaudited)

Cash and cash equivalents ................   $305,447   $311,430
Investments ..............................    122,131    223,398
Receivables ..............................     28,241     32,238
Deferred tax asset(a) ....................     18,661       --
Other assets .............................     11,914     15,665
                                             --------   --------
     Total assets ........................   $486,394   $582,731

LIABILITIES AND STOCKHOLDERS' EQUITY

Note Payable (a) .........................   $ 50,000   $   --
Accrued expenses and other liabilities ...     53,486     68,831
                                             --------   --------
     Total liabilities ...................    103,486     68,831
Convertible note .........................    100,000    100,000
Mandatory convertible securities .........       --       84,545
Minority interest ........................      7,611      7,562

Stockholders' equity .....................    275,297    321,793
                                             --------   --------
Total liabilities and stockholders' equity   $486,394   $582,731
                                             ========   ========

(a) This debt, arising from the Formation Transactions, was paid on January 2, 2002, resulting in a tax benefit to the company of $19,830. This tax benefit was realized in 2002.